Exhibit 99.2

Hot Rocket Marketing, Inc. and Clockwork Advertising, Inc. - Historical Financial Information - Audited

Table of Contents

Document

Historical Financial Information

(i)	Report of Independent Registered Public Accounting Firm

(ii)	Balance Sheets as of December 31, 2003 and 2002

(iii)	Statements of Income for the years ended December 31, 2003 and 2002

(iv)	Statements of Stockholders’ Equity for the years ended December 31, 2003 and 2002

(v)	Statements of Cash Flows for the years ended December 31, 2003 and 2002

(vi)	Notes to the Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Hot Rocket Marketing, Inc. and Clockwork Advertising, Inc.

Searingtown, New York

We have audited the accompanying combined balance sheets of Hot Rocket Marketing, Inc. and Clockwork Advertising, Inc. as of December 31, 2003 and 2002, and the related combined statements of income, stockholders’ equity and cash flows for the year ended December 31, 2003 and the period from March 12, 2002 (inception) through December 31, 2002.  These financial statements are the responsibility of the Companies’ management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Hot Rocket Marketing, Inc. and Clockwork Advertising, Inc. as of December 31, 2003 and 2002 and the results of their combined operations and their combined cash flows for the year ended December 31, 2003 and the period from March 12, 2002 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

/s/ RAICH ENDE MALTER & CO. LLP
East Meadow, New York

December 10, 2004, except Note 11,
which is as of January 21, 2005

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED BALANCE SHEETS

	December 31,
	2003	2002

Assets
Current assets:
Cash and cash equivalents	$1,802,183	$27,153
Accounts receivable	1,121,147	702,985
Prepaid expenses	2,098	—
Total current assets	2,925,428	730,138

Property and equipment, at cost, net of accumulated depreciation	12,984	2,929

Other Assets	799	—
Total assets	$2,939,211	$733,067
Liabilities

Current liabilities:
Accounts payable	$199,172	$246,491
Accrued expenses	41,617	43,124
Due to stockholder	—	111,881
Total liabilities	240,789	401,496

Commitments

Stockholders’ equity

Common stock	3,495	2,495
Retained earnings	2,694,927	329,076

Total stockholders’ equity	2,698,422	331,571
Total liabilities and stockholders’ equity	$2,939,211	$733,067

See notes to combined financial statements

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED STATEMENTS OF INCOME

	For the Year Ended December 31, 2003	For the Period from March 12, 2002 (Inception) Through December 31, 2002

Revenue	$8,950,046	$2,367,680
Cost of revenues	5,124,064	1,414,031
Gross profit	3,825,982	953,649

Selling expenses	26,188	5,123
General and administrative expenses	485,914	350,412
Income from operations	3,313,880	598,114

Other income (expense):
Interest income	3,188	329

Net income	$3,317,068	$598,443

Basic and diluted earnings per share:
Net income	$16,585.34	$2,992.22
Weighted average number of common shares outstanding	200	200

See notes to combined financial statements.

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

	Common Stock	Retained Earnings	Total Stockholders’ Equity

Balance, March 12, 2002	$—	$—	$—
Issuance of Hot Rocket Marketing, Inc. common stock	2,495		2,495
Distributions		(269,367)	(269,367)
Net income		598,443	598,443

Balance, December 31, 2002	2,495	329,076	331,571
Issuance of Clockwork Advertising, Inc. common stock	1,000		1,000
Distributions		(951,217)	(951,217)
Net income		3,317,068	3,317,068

Balance, December 31, 2003	$3,495	$2,694,927	$2,698,422

See notes to combined financial statements

HOT ROCKET MARKETING, INC. AND CLOCKWORK ADVERTISING, INC.

COMBINED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2003	For the Period from March 12, 2002 (Inception) Through December 31, 2002

Cash flows from operating activities:
Net income	$3,317,068	$598,443
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,652	546
Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(418,162)	(702,985)
Prepaid expenses	(2,098)	—
Other assets	(799)	—
Increase (decrease) in liabilities:
Accounts payable	(47,319)	246,491
Accrued expenses	(1,507)	43,124
Net cash provided by operating activities	2,848,835	185,619
Cash flows from investing activities:
Capital expenditures	(11,707)	(980)
Cash flows from financing activities:
Advance from (Repayment to) stockholder	(111,881)	111,881
Proceeds from issuance of common stock	1,000	—
Distributions	(951,217)	(269,367)
Net cash used in financing activities	(1,062,098)	(157,486)
Net increase in cash and cash equivalents	1,775,030	27,153
Cash and cash equivalents, beginning of period	27,153	—

Cash and cash equivalents, end of period	$1,802,183	$27,153

Supplemental Disclosures of Cash Flow Information
Non-cash financing activity:
Issuance of common stock for property and equipment	$—	$2,495

See notes to combined financial statements.

HOT ROCKET MARKETING, INC. AND

CLOCKWORK ADVERTISING, INC.

Notes to Combined Financial Statements

December 31, 2003 and 2002

1 -                                  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hot Rocket Marketing, Inc. (“Hot Rocket”) is an interactive marketing firm which specializes in internet advertising and promotions, search engine marketing and pay-per-click (“PPC”) management services.  Hot Rocket was incorporated on March 12, 2002 under the laws of the state of New York, and since its inception has developed marketing partnerships to support strategic marketing solutions for the online marketplace.

Clockwork Advertising, Inc. (“Clockwork”) was incorporated on July 10, 2003 under the laws of the state of New York to provide services for Hot Rocket.

A summary of significant accounting policies follows:

a.               Basis of Presentation and Principles of Combination – Hot Rocket and Clockwork (collectively, the “Company”) prepare their financial statements on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

The accompanying combined financial statements include the accounts of Hot Rocket and Clockwork, both of which are under common control.  All significant intercompany accounts and transactions have been eliminated in combination.

b.              Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.   The Company’s most significant estimates relate to the collectibility of accounts receivable and the recoverability of long-lived assets.

c.               Fair Value of Financial Instruments - The carrying value of accounts receivable, prepaid expenses, accounts payable, accrued expenses and amounts due to stockholder approximate their fair values based on the short-term nature of such instruments.

d.              Cash and Cash Equivalents - All short-term investments with an original maturity of less than three months are considered to be cash equivalents.

e.               Accounts Receivable - Accounts receivable consist of trade accounts receivable from customers with extension of credit varying between 30 and 90 days, with the majority at 30 days.  The Company’s customer base is comprised of domestic and foreign entities with diverse demographics.  At December 31, 2003 and 2002, accounts receivable from foreign customers represented 6.6% and 0.0%, respectively, of combined accounts receivable.  An allowance for doubtful accounts is provided based on management’s evaluation of the collectibility of receivables, after giving consideration to current delinquency data, historical loss experience and general economic conditions, both at the Company level and sector/industry level.  The Company’s accounts receivable balances are continuously reviewed by management, and when situations dictate, provisions for losses are recorded.  At December 31, 2003 and 2002, management estimates that all accounts receivable balances are collectible and, accordingly, no allowance for doubtful accounts has been provided.  Additional allowances might be required if the original estimates for loss prove to be inadequate.

f.                 Concentration of Credit Risk - Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and cash equivalents, and accounts receivable.  Substantially all of the Company’s cash and cash equivalents are custodied with two major U.S. financial institutions.  Cash and cash equivalent balances may, at times, exceed insurable amounts.

The Company believes it mitigates its risks by investing in or through major financial institutions.  Recoverability is dependent upon the performance of the institutions.

g.              Property and Equipment - Property and equipment are stated at cost and are depreciated using the straight-line method over a five to seven year useful life depending on the nature of the asset.  Expenditures for maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized.

Upon retirement or disposal, the asset cost and related accumulated depreciation and amortization are eliminated from the respective accounts and the resulting gain or loss, if any, is included in the results of operations for the period.

h.              Long-Lived Assets - If events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable, the Company estimates: (i) the future cash flows expected to result from the use of such asset over its remaining useful life and (ii) the potential cash flows realizable from its possible disposition.  If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the long-lived asset, an impairment loss is measured as a difference between carrying amount and the future discounted cash flows.

i.                  Internal Use Software - The Company accounts for the costs of internal use software in accordance with Statement of Position 98-01, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.  Accordingly, web site development costs are expensed or capitalized depending on whether they are incurred in the preliminary project stage, application development stage or the post-implementation/operation stage.  As of December 31, 2003 and 2002, the Company had no capitalized internal use software costs.

j.                  Earnings per Share - Basic earnings per share is calculated using the weighted-average number of common shares outstanding during each reporting period.  Diluted earnings per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the “treasury stock” or “modified treasury stock” method in the determination of dilutive shares outstanding during each reporting period.  The Company does not have any potentially dilutive instruments.

k.               Revenue Recognition - The Company generates its revenues from the following basic categories: (i) delivery of consumer traffic to the websites of its customers; (ii) placing customers’ offers on the media of third parties with whom Hot Rocket has a marketing relationship on a revenue share basis; and (iii) managing email lists owned by third parties.  Revenues earned from all such services referenced above are recognized when the earnings process is completed as represented by the acceptance of the services by the third parties, which is further supported by the delivery of the underlying media or completion of the service.  The Company recognizes revenues in accordance with SEC Staff Accounting Bulletins No. 103 and No. 104.  Revenues from foreign customers represented 1% of combined revenues for 2003 and 2002.

l.                  Marketing Costs - Media purchases, email marketing costs and all other marketing costs associated with the generation of revenues are expensed as costs of revenues at the time an obligation or expense is incurred.

m.            Income Taxes - Hot Rocket and Clockwork have elected treatment as subchapter S corporations for federal and state income tax purposes.  The taxable income of S corporations, whether distributed or not, is passed through and taxed at the shareholder level.  Accordingly, no provision for income taxes is included in the accompanying statements of income or financial position.

Because of the historical tax status, historical results of operations including income taxes may not in all cases be comparable to or indicative of current and future results.  Therefore, pro forma information, which shows results as if the Company had always been C corporations, is presented in Note 5.  The Company has historically used the cash basis of accounting for income tax purposes.

n.              Variable Interest Entities - Variable interest entities (“VIEs”) are entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability.  Clockwork shall be considered a VIE, and Hot Rocket shall be the primary beneficiary when the Company adopts Financial Accounting Standards Board Interpretation No. 46 (Revised), as further discussed in Note 10.  Clockwork’s media purchases and other costs of revenues are incurred entirely for the benefit of Hot Rocket totaled approximately $2,300,000 in 2003. Clockwork was organized in fiscal 2003.  The net assets of Clockwork were approximately $153,000 at December 31, 2003.

2 -                                  PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	December 31,
	2003	2002

Furniture and Fixtures	$473	$—
Computer and Office Equipment	14,709	3,474
	15,182	3,474
Less: Accumulated Depreciation	2,198	545

	$12,984	$2,929

3 -                                  PENSION PLAN

Hot Rocket has a defined contribution plan known as a Simplified Employee Pension Plan (SEPP).  All full-time employees who have satisfied certain requirements are eligible to participate in the plan.  For the years ended December 31, 2003 and 2002, pension expense amounted to $40,000. Included in accrued expenses are accrued employee benefits of $40,000 as of December 31, 2003 and 2002.

4 -                                  DUE TO STOCKHOLDER

Due to stockholder represents advances to the Company which are non-interest bearing and due on demand.  The advances were repaid during 2003.

5 -                                  INCOME TAXES

Pro forma income tax information, as if the Company had always been C corporations follows.  The pro forma provision for income taxes would consist of the following components:

	December 31,
	2003	2002

Federal
Current	$739,994	$44,079
Deferred	308,948	142,117

	1,048,942	186,196

State
Current	209,354	12,470
Deferred	87,406	40,207

	296,760	52,677

	$1,345,702	$238,873

The items accounting for the difference between pro forma income taxes computed at the federal statutory rate and the pro forma provision for income taxes would be as follows:

	December 31,
	2003	2002

Federal Statutory Rate	34.0%	34.0%
Effect of State Taxes – net of federal tax benefit	6.0	5.9

	40.0%	39.9%

Deferred tax assets and liabilities would be recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts.  The components of the pro forma deferred tax assets (liabilities) would consist of the following:

	December 31,
	2003	2002

Assets
Accounts payable	$79,254	$98,082
Accrued expenses	643	1,243

Total Deferred Tax Assets	79,897	99,325

Liabilities
Accounts receivable	(469,552)	(279,728)
Prepaid expenses	(835)	—
Accumulated depreciation	(5,864)	(1,921)

Total Deferred Tax Liabilities	(476,251)	(281,649)

Net	$(396,354)	$(182,324)

The following table presents the current and noncurrent portions of the Company’s pro forma net deferred tax liability:

	December 31,
	2003	2002

Current	$(390,490)	$(180,403)
Noncurrent	(5,864)	(1,921)

	$(396,354)	$(182,324)

The Company’s pro forma net income and earnings per share would be as follows:

	December 31,
	2003	2002

Pro Forma Net Income	$1,971,366	$359,570

Pro Forma Earnings Per Share	$9,856.83	$1,797.85

6 -                                  MAJOR CUSTOMERS AND VENDORS

Major Customers

During the period ended December 31, 2003, the Company earned a significant portion of its revenue from three customers, which, in combination, accounted for approximately $6,796,000, or 75% of revenue.  At December 31, 2003, the amounts due from these customers included in accounts receivable were approximately $737,000

During the period ended December 31, 2002, the Company earned a significant portion of its revenue from two customers which, in combination, accounted for approximately $1,809,000, or 76% of revenue.  At December 31, 2002, the amounts due from these customers included in accounts receivable were approximately $482,000, which represented approximately 65% of accounts receivable.

Major Vendors

During the period ended December 31, 2003, the Company purchased a significant portion of its advertising space from two suppliers which, in combination, accounted for approximately $3,997,000, or 78% of media purchases.  At December 31, 2003, the amounts due to these vendors included in accounts payable were approximately $164,000.

During the period ended December 31, 2002, the Company purchased a significant portion of its advertising space from four suppliers which, in combination, accounted for approximately $836,000, or 59% of media purchases.  At December 31, 2002, the amounts due to these vendors included in accounts payable were approximately $209,000.

7 -                                  RELATED PARTIES

During 2003 and 2002, the Company purchased approximately $92,000 and $22,000, respectively, in media purchases and consulting fees from an individual related to the stockholder.

During 2002, the Company received approximately $36,000 in commission income from related parties.  In addition, the sole stockholder of Hot Rocket made working capital advances aggregating $111,881 to the Company during 2002 which were repaid in 2003.

8 -                                  COMMITMENTS

On July 8, 2003, Clockwork entered into a seven-month lease agreement for office space in Huntington, New York, expiring on February 28, 2004.  The lease required a security deposit of $799 and monthly rental payments of $799.

On October 14, 2004, Hot Rocket entered into an operating lease agreement for rental of office space in Mineola, New York.  The term of the agreement is twelve months, beginning November 1, 2004.  The annual rent of $24,000 is payable in equal monthly installments.

Rent expense for the year ended December 31, 2003 and the period beginning March 12, 2002 through December 31, 2002 was $3,995 and $-0-, respectively.

9 -                                  COMMON STOCK

Common stock consists of the following:

	December 31,
	2003	2002

Hot Rocket Marketing, Inc. – no par value - 2,000 shares authorized, issued and outstanding	$2,495	$2,495

Clockwork Advertising, Inc. – no par value - 200 shares authorized, issued and outstanding	1,000	—
Common Stock	$3,495	$2,495

10 -                           RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 46, Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51 (FIN No. 46).  In December 2003, the FASB modified FIN No. 46 to make certain technical corrections and address certain issues regarding its implementation.  FIN No. 46(R) establishes revised guidance, by providing a new framework for identifying variable interest entities and revised guidance on determining when a company should include an identified variable interest rate entity, or entities, in its consolidated financial statements.  The adoption of this standard is not expected to have a material impact on the Company’s financial position or results of operations, since all entities under common control have been combined in the accompanying financial statements.  A non-public entity shall apply this Interpretation by the beginning of the first annual period beginning after December 15, 2004.  A public entity that is a small business issuer shall apply this Interpretation to all entities subject to FIN 46(R) no later than the end of the first reporting period that ends after December 15, 2004.

In November 2004, the FASB issued Statement of Financial Accounting Standards No. 151, Inventory Costs, an Amendment of Accounting Research Bulletin (ARB) No. 43, Chapter 4, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material.  This statement is effective for fiscal years beginning after June 15, 2005, and is not expected to have a significant impact on the Company’s financial position or results of operations since the Company does not carry an inventory.

11 -                           SUBSEQUENT EVENT

Hot Rocket Marketing Inc. was acquired by Traffix, Inc. (NASDAQ:TRFX) on January 21, 2005. Prior to the TRFX acquisition, Hot Rocket acquired the assets and liabilities of Clockwork Advertising, Inc. The sales price for the Hot Rocket Marketing, Inc. asset acquisition was approximately $3.532 million, comprised of $0.7 million in TRFX common stock (or 113,821 shares of TRFX common) and $2.832 million in cash. In addition, Hot Rocket entered into a contingent purchase price arrangement, whereby Hot Rocket could receive up to $12.5 million in additional sales price upon the attainment of $27 million in EBITDA (as quantified in the Agreement) over the four year period following the closing. The additional contingent purchase price would be payable in semi-annual and annual installments pursuant to a formula based on the satisfaction of certain graduating EBITDA targets. TRFX, at its option (subject to certain conditions and limitations), may use its common stock to pay up to 50% of the additional contingent sales price installments that may become payable.